UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

LKA Gold Incorporated
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724 47th Street Ct. N.W.
Gig Harbor, Washington 98335
Phone: (253) 514-6661
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.
In or around July, 2015, Kinross Gold U.S.A ("Kinross") entered into an Exploration Agreement and Option (the "Agreement") with LKA Gold Incorporated ("LKA") granting Kinross the exclusive right to prospect and explore for minerals on and in patented and unpatented mining claims owned by LKA in Hinsdale County, Colorado.  If during the term of the Agreement, Kinross identified one or more "mineral resources" as defined in the Agreement, LKA and Kinross had the option of negotiating in good faith a joint venture for the commercial exploitation of those resources.
Since the inception of the Agreement, Kinross conducted certain surface evaluations and drilled five test holes.  The initial term of the Agreement was for five years.  However, Kinross had the right to terminate the Agreement at any time upon providing notice of its desire to terminate to LKA.  On or about September 20, 2017, Kinross gave LKA notice of termination of the Agreement.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA Gold Incorporated

Dated: September 25, 2017	By:	/s/ Kye Abraham
Kye Abraham
Chief Executive Officer